Exhibit 12(b)

I, Darek Wojnar, President and Principal Executive Officer, and I, Albert Lee, Treasurer and Principal Financial Officer, of Lattice Strategies Trust (the “Trust”) each certify that:

1.             This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:          /s/ Darek Wojnar

Darek Wojnar

President and Principal Executive Officer

Date: December 3, 2015

By:           /s/ Albert Lee

Albert Lee

Treasurer and Principal Financial Officer

Date:       December 3, 2015